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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM 8-K
                        --------------------------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 4, 2005
                            -------------------------

                                 INTERLAND, INC.
              Exact name of registrant as specified in its charter)
                            -------------------------

               MINNESOTA                               000-17932                             41-1404301
     (State or Other Jurisdiction              (Commission File Number)                     (IRS Employer
           of Incorporation)                                                             Identification No.)

            303 PEACHTREE CENTER AVENUE, SUITE 500, ATLANTA, GA 30303
               (Address of principal executive office) (zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (404) 720-8301

                                       N/A
          (Former name or former address, if changed since last report)

                            -------------------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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


SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     The Company's Compensation Committee increased the base salary for, and entered into an amended employment agreement with, Allen L. Shulman concurrently with his promotion to President and Chief Operating Officer. Mr. Shulman's employment agreement was also amended and restated as of April 5, 2005. The agreement allows either the Company or the officer to terminate the officer's active employment with the Company for any reason, voluntary or involuntary, with or without cause, by providing notice to that effect in writing. The agreement provides for a base salary as determined by the Board of Directors, which is currently $305,000 per year. The agreement also provides for a lump sum severance payment of twelve months of base salary in the event of termination by the Company other than for cause, as defined, or by Mr. Shulman for good reason, as defined. In addition, Mr. Shulman is eligible for additional performance based compensation of up to 45% of base salary. See Exhibit 10.1 attached hereto, which is incorporated herein by reference, for further information. Mr. Shulman had previously also entered into a separate Confidentiality and Non-Competition Agreement, which provides for a term of twelve months after termination, and prohibits competition with the Company, disclosure of confidential information, and solicitation of customers or employees by Mr. Shulman.


     The Board increased Mr. Troncoso's base salary to $180,000 per year concurrently with his promotion to Chief Financial Officer. See Item 5.02 below. Mr. Troncoso does not have a written employment agreement, although he is eligible to receive bonuses and stock awards in the discretion of the Compensation Committee of the Board of Directors.


SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     (b) Upon his promotion to President and Chief Operating Officer, Mr. Shulman ceased to be the Company's Chief Financial Officer.

     (c) As of April 4, 2005, the Company's  Board of Directors  appointed Allen
L. Shulman to the newly-created position of President and Chief Operating Officer. Mr. Shulman will report to the Chief Executive Officer and will take over day-to-day responsibility for the management of the company. Mr. Shulman is also the Corporate Secretary for the Company.

     Shulman, age 56, first joined the Company in November 2001 as Vice President and General Counsel, and became its Senior Vice President, Chief Financial Officer and Executive Counsel in October 2002. Mr. Shulman served as General Counsel of CheckFree Corporation from May 1997 until October 2001 and additionally as Chief Financial Officer from August 1998 to June 2000. From 1983 to 1996, Mr. Shulman held a number of executive positions with United Refrigerated Services, Inc., including Chief Operating Officer, Chief Financial Officer, and General Counsel. From 1974 to 1983, he practiced law in New Jersey and in Chicago where he was a partner in the firm of Conklin & Adler.

     As of April 4, 2005, Juan G. Troncoso, age 43, Chief Accounting Officer and Vice President Finance and Accounting, was appointed as Chief Financial Officer. He joined the company in March 2001 as Vice President of Finance and served as Vice President of Finance & Accounting from September 2003 until April 2005. Prior to joining Interland, Mr. Troncoso served as Finance Director for PSINet from 2000 to 2001, Latin American Controller for Anixter International from 1999 to 2000, Director of Global Acquisitions for Chatham International from 1998 to 1999. Mr. Troncoso also held several positions at SRC International from 1986 to 1998, including Vice President of Finance & Administration, Corporate Controller and Chief Financial Officer. Mr. Troncoso earned a bachelor's degree in Finance & Accounting from Universide Javeriana in Colombia and earned his MBA degree from St. Joseph's University in Philadelphia.


SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements.

         Not applicable

     (b) Pro Forma Financial Information.

         Not applicable

     (c) Exhibits.

         Exhibit Number       Description
         --------------       -----------

         10.1 Amended and Restated Employment Agreement dated as of April 5, 2005 by and between Interland, Inc. and Allen R. Shulman

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Interland, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 8, 2005                    INTERLAND, INC.


                                         By:  /s/ Juan G. Troncoso
                                              ----------------------------------
                                              Juan G. Troncoso
                                              Vice President and Chief
                                              Financial Officer
                                              (Principal Financial Officer)

                                  EXHIBIT INDEX




Exhibit Number       Description

10.1                 Amended  and  Restated  Employment  Agreement  dated  as of
                     April  5,  2005 by and  between  Interland, Inc. and  Allen
                     R. Shulman